                                                                    EXHIBIT 13.2


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                            --------------------

                                FORM 10-K/A-1
(Mark One)

  [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended June 30, 1995

  [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from                to
                               --------------    ---------------

                        Commission File No.  0-20000
                                             -------

                      HERITAGE FEDERAL BANCSHARES, INC.
                      ---------------------------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           TENNESSEE                                           62-1485034
---------------------------------                         ---------------------
(STATE OR OTHER JURISDICTION                                 (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

 110 EAST CENTER STREET, KINGSPORT, TENNESSEE                     37660
---------------------------------------------             ---------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)

     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (615) 378-8000
                                                          --------------

         Securities registered pursuant to Section 12(b) of the Act:
                                    None

         Securities registered pursuant to Section 12(g) of the Act:
                   Common Stock, par value $1.00 per share
                   ---------------------------------------
                              (Title of Class)


Indicate by check mark whether the registrant (1) has filed all reports required by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                        ---    ---

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

As of August 11, 1995, the aggregate market value of the 3,189,506 shares of Common Stock of the registrant issued and outstanding held by non-affiliates on such date was approximately $82.9 million based on the closing sales price of $26.00 per share of the registrant's Common Stock on August 9, 1995. For purposes of this calculation, it is assumed that directors, officers and beneficial owners of more than 5% of the registrant's outstanding voting stock are not affiliates.

                     DOCUMENTS INCORPORATED BY REFERENCE

                                    None.

                                       Page 1 of     sequentially numbered pages
                                                 ---
                                 Exhibit Index at Sequentially Numbered Page
                                                                             ---

         This Form 10-K/A-1 is being filed to amend Item 8, "Financial Statements and Supplementary Data."

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                       INDEPENDENT ACCOUNTANTS' REPORT


The Board of Directors
Heritage Federal Bancshares, Inc.

We have audited the accompanying consolidated statements of financial condition of Heritage Federal Bancshares, Inc. and Subsidiary as of June 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Heritage Federal Bancshares, Inc. and Subsidiary at June 30, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company changed its methods of accounting for securities and income taxes in 1995 and 1994, respectively.


                                        COOPERS & LYBRAND L.L.P.


Knoxville, Tennessee
August 1, 1995

              HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                           June 30, 1995 and 1994
                   ______________________________________


                                                                                  1995               1994
                                                                                  ----               ----
ASSETS

Cash and due from banks                                                      $  9,285,434       $  9,610,848
Interest-earning deposits in financial institutions                             5,592,680          2,295,206
Federal funds sold                                                              7,000,000          3,000,000
                                                                             ------------       ------------

       Total cash and cash equivalents                                         21,878,114         14,906,054

Securities available-for-sale                                                  20,213,195             -
Securities held-to-maturity:
  U.S. government and agencies and collateralized mortgage
     obligations - approximate market value of $86,258,000                     86,627,642             -
  Mortgage-backed securities - approximate market value of
     $83,012,000                                                               83,994,659             -

Investment securities - approximate market value of
  $78,754,000                                                                      -              80,796,409
Mortgage-backed securities - approximate market
  value of $88,397,000                                                             -              92,557,813
Loans receivable, net                                                         297,533,313        308,699,625
Interest receivable                                                             3,666,307          3,446,516
Real estate owned, net of allowance for losses of $211,771
  and $262,322 at June 30, 1995 and 1994, respectively                             -                 531,275
Premises and equipment, net                                                     6,785,895          6,676,464
Investment in Federal Home Loan Bank stock, at cost                             4,057,300          3,807,700
Excess of cost over fair value of net assets acquired and
  other intangibles, net                                                          780,132          1,270,127
Deferred income taxes                                                             897,514          1,457,138
Other assets                                                                    1,735,008          1,738,951
                                                                             ------------       ------------

                                                                             $528,169,079       $515,888,072
                                                                             ============       ============





             The accompanying notes are an integral part of these
                      consolidated financial statements.

                                Facing Page 58

                                                                                 1995               1994
                                                                                 ----               ----
LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                                     $449,317,977       $450,818,608
Advances from Federal Home Loan Bank                                           18,121,921          9,587,083
Advances from borrowers for taxes and insurance                                 4,027,987          3,990,598
Accrued expenses and other liabilities                                          2,927,221          2,107,869
Employee Stock Ownership Plan obligation                                           -                 880,885
                                                                             ------------       ------------

                                                                              474,395,106        467,385,043



Commitments and contingencies (Notes 2, 3, 5, 12, 15, 16, 18 and 21)


Stockholders' equity:
  Preferred stock of $1.00 par value, authorized 2,000,000
     shares; none issued or outstanding                                            -                  -
  Common stock of $1.00 par value, 8,000,000 shares
     authorized; issued and outstanding - 3,186,158 at June 30,
     1995 and 3,172,826 at June 30, 1994 (Note 19)                              3,186,158          3,172,826
  Additional paid-in capital                                                   16,509,491         16,108,095
  Retained earnings-substantially restricted                                   35,070,071         30,813,111
  Unrealized appreciation on available-for-sale securities,
     net of tax of $51,530 in 1995                                                 84,079             -
  Employee Stock Ownership Plan obligation                                       (720,765)          (880,885)
  Unearned compensation of Management Recognition Plan                           (355,061)          (710,118)
                                                                             ------------       ------------

                                                                               53,773,973         48,503,029
                                                                             ------------       ------------

                                                                             $528,169,079       $515,888,072
                                                                             ============       ============

               HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF INCOME

                   Years ended June 30, 1995, 1994 and 1993
                _____________________________________________


                                                                   1995             1994             1993
                                                                   ----             ----             ----
Interest income:
  Loans                                                        $24,770,777      $25,448,506      $30,220,709
  Securities available-for-sale                                  1,361,695           -                -
  Securities held-to-maturity:
    U.S. government and agencies and collateralized
      mortgage obligations                                       4,199,355           -                -
    Mortgage backed securities                                   5,034,437           -                -
  Investments                                                       -             5,041,697        5,151,660
  Mortgage-backed securities                                        -             4,539,140        3,074,851
  Other interest-earning assets                                    612,630          521,327          619,111
                                                               -----------      -----------      -----------

         Total interest income                                  35,978,894       35,550,670       39,066,331
                                                               -----------      -----------      -----------

Interest expense:
  Deposits                                                      16,829,466       15,846,768       18,873,962
  Other borrowed money                                             968,030          640,513          431,042
                                                               -----------      -----------      -----------

         Total interest expense                                 17,797,496       16,487,281       19,305,004
                                                               -----------      -----------      -----------

         Net interest income                                    18,181,398       19,063,389       19,761,327
Provision for loan losses                                           82,247          487,346          595,140
                                                               -----------      -----------      -----------

         Net interest income after provision
            for loan losses                                     18,099,151       18,576,043       19,166,187
                                                               -----------      -----------      -----------

Noninterest income:
  Loan fees and service charges                                  1,826,140        1,574,221        1,426,069
  Other operating income                                           928,831          909,600          684,393
  Gain on sale of branches                                          -                -             1,000,000
                                                               -----------      -----------      -----------

         Total noninterest income                                2,754,971        2,483,821        3,110,462
                                                               -----------      -----------      -----------

Noninterest expense:
  Compensation and benefits                                      6,198,938        5,306,228        5,713,579
  Occupancy and equipment                                        1,124,528        1,089,392        1,130,840
  Communications and other office expenses                       1,510,758        1,371,648        1,543,704
  Regulatory and other insurance premiums                        1,180,955        1,196,911        1,090,247
  Computer processing                                              636,232          597,360          570,524
  Real estate owned expenses, including provision
     for loss                                                      (87,398)          55,744          270,340
  Other operating costs                                          1,254,716        1,211,057        1,191,916
  Amortization of excess of cost over fair value of
     net assets acquired                                           422,873          525,336        1,301,646
                                                               -----------      -----------      -----------

         Total noninterest expense                             $12,241,602      $11,353,676      $12,812,796
                                                               -----------      -----------      -----------



                                 (continued)

               HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

                   Years ended June 30, 1995, 1994 and 1993
                _____________________________________________



                                                                   1995             1994             1993
                                                                   ----             ----             ----
Income before income tax expense and
  change in method of accounting for
  income taxes                                                  $8,612,520       $9,706,188       $9,463,853
Income tax expense                                               3,145,666        3,501,963        3,951,634
                                                                ----------       ----------       ----------


         Net income before change in method
            of accounting for income taxes                       5,466,854        6,204,225        5,512,219


Cumulative effect of change in method
  of accounting for income taxes                                    -               764,255           -
                                                                ----------       ----------       ----------


         Net income                                             $5,466,854       $6,968,480       $5,512,219
                                                                ==========       ==========       ==========

Earnings per share:
  Net income before change in method of
     accounting for income taxes                                $     1.58       $     1.85       $     1.67
  Cumulative effect of change in method of
     accounting for income taxes                                    -                   .22           -
                                                                ----------       ----------       ----------

  Earnings per share (Note 19)                                  $     1.58       $     2.07       $     1.67
                                                                ==========       ==========       ==========





             The accompanying notes are an integral part of these
                      consolidated financial statements.

               HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                   Years ended June 30, 1995, 1994 and 1993
                   ________________________________________

                                                                                                    Net
                                                                                                 unrealized
                                                                                                depreciation
                                                                                   Retained       on certain
                                                                   Additional      earnings-      marketable
                                                Common stock         paid-in     substantially      equity
                                             Shares      Amount      capital      restricted      securities
                                             ------      ------      -------      ----------      ----------
Balances at June 30, 1992                   1,495,000  $1,495,000  $14,553,290    $20,703,246        -

  Net income                                    -          -            -           5,512,219        -

  Proceeds from issuance of common
    stock                                      42,468      42,468      445,915        -              -

  Implementation of Management
    Recognition Plan, including
    issuance of common stock                   44,850      44,850      880,181        -              -

  Three for two stock split                   791,159     791,159       -            (791,159)       -

  Increases in fair value of shares held by
    Management Recognition Plan
    through award date                          -          -           140,156        -              -

  Amortization of unearned compensation
    of Management Recognition Plan              -          -            -             -              -

  Reduction of Employee Stock
    Ownership Plan obligation                   -          -            -             -              -
                                            ---------  ----------  -----------    -----------      ----

Balances at June 30, 1993                   2,373,477  $2,373,477  $16,019,542    $25,424,306        -
                                            =========  ==========  ===========    ===========      ====


                                             Employee        Unearned
                                              Stock       compensation of
                                            Ownership       Management
                                               Plan        Recognition
                                            obligation         Plan           Total
                                            ----------         ----           -----
Balances at June 30, 1992                  $(1,173,388)         -          $35,578,148

  Net income                                    -               -            5,512,219

  Proceeds from issuance of common
    stock                                       -               -              488,383

  Implementation of Management
    Recognition Plan, including
    issuance of common stock                    -            (925,031)          -

  Three for two stock split                     -               -               -

  Increases in fair value of shares held by
    Management Recognition Plan
    through award date                          -            (140,156)          -

  Amortization of unearned compensation
    of Management Recognition Plan              -             154,009          154,009

  Reduction of Employee Stock
    Ownership Plan obligation                  120,348          -              120,348
                                           -----------      ---------      -----------

Balances at June 30, 1993                  $(1,053,040)     $(911,178)     $41,853,107
                                           ===========      =========      ===========


                                  (continued)

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                    Years ended June 30, 1995, 1994 and 1993
                    ________________________________________

                                                                                  Retained
                                                                   Additional     earnings-
                                                 Common stock        paid-in    substantially
                                              Shares     Amount      capital     restricted
                                              -------    ------      -------     ----------
Balances at June 30, 1993                   2,373,477  $2,373,477  $16,019,542    $25,424,306

  Net income                                    -          -            -           6,968,480

  Proceeds from issuance of common
    stock, including effect of three
    for two stock split                         6,143       6,143       88,553         (1,419)

  Cash dividend paid on common
    stock at $.25 per share                     -          -            -            (785,050)

  Four for three stock split                  793,206     793,206       -            (793,206)

  Amortization of unearned compensation
    of Management Recognition Plan              -          -            -             -

  Reduction of Employee Stock
    Ownership Plan obligation                   -          -            -             -
                                            ---------   ---------   ----------     ----------

Balances at June 30, 1994                   3,172,826  $3,172,826  $16,108,095    $30,813,111
                                            =========   =========   ==========     ==========

                                                Net
                                             unrealized
                                            depreciation   Employee       Unearned
                                             on certain     Stock       ompensation of
                                             marketable   Ownership      Management
                                               equity        Plan        Recognition
                                             securities   obligation        Plan         Total
                                             ----------   ----------        ----         -----
Balances at June 30, 1993                        -      $(1,053,040)     $(911,178)   $41,853,107

  Net income                                     -           -                -         6,968,480

  Proceeds from issuance of common
    stock, including effect of three
    for two stock split                          -           -                -            93,277

  Cash dividend paid on common
    stock at $.25 per share                      -           -                -          (785,050)

  Four for three stock split                     -           -                -             -

  Amortization of unearned compensation
    of Management Recognition Plan               -           -              201,060       201,060

  Reduction of Employee Stock
    Ownership Plan obligation                    -          172,155           -           172,155
                                               ---        ---------        --------    ----------

Balances at June 30, 1994                     $  -       $ (880,885)      $(710,118)  $48,503,029
                                               ===        =========        ========    ==========

                                  (continued)

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                    Years ended June 30, 1995, 1994 and 1993
                    ________________________________________

                                                                                   Retained
                                                Common Stock       Additional      earnings-
                                                ------------         paid-in     substantially
                                              Shares     Amount      capital      restricted
                                              ------     ------      -------      ----------
Balances at June 30, 1994                   3,172,826  $3,172,826  $16,108,095    $30,813,111

  Net income                                    -          -            -           5,466,854

  Adoption of change in accounting
    for securities, net of tax                  -          -            -             -

  Proceeds from issuance of common
    stock, including effect of four
    for three stock split                      13,332      13,332      122,226         (1,269)

  Cash dividend paid on common
    stock at $.38 per share                     -          -            -          (1,208,625)

  Tax benefit from exercise of stock
    options                                     -          -            67,800        -

  Tax benefit from Management
    Recognition Plan                            -          -           211,370        -

  Change in unrealized appreciation,
    net of tax                                  -          -            -             -

  Amortization of unearned compensation
    of Management Recognition Plan              -          -            -             -

  Reduction of Employee Stock
    Ownership Plan obligation                   -          -            -             -
                                            ---------   ---------   ----------     ----------

Balances at June 30, 1995                   3,186,158  $3,186,158  $16,509,491    $35,070,071
                                            =========   =========   ==========     ==========

                                                  Net         Employee        Unearned
                                               unrealized       Stock      compensation of
                                              appreciation    Ownership      Management
                                              on available-     Plan         Recognition
                                                for-sale     obligation         Plan          Total
                                               ----------    ----------         ----          -----
Balances at June 30, 1994                    $     -         $(880,885)      $(710,118)    $48,503,029

  Net income                                       -             -              -            5,466,854

  Adoption of change in accounting
    for securities, net of tax                   (44,843)        -              -              (44,843)

  Proceeds from issuance of common
    stock, including effect of four
    for three stock split                          -             -              -              134,289

  Cash dividend paid on common
    stock at $.38 per share                        -             -              -           (1,208,625)

  Tax benefit from exercise of stock
    options                                        -             -              -               67,800

  Tax benefit from Management
    Recognition Plan                               -             -              -              211,370

  Change in unrealized appreciation,
    net of tax                                   128,922         -              -              128,922

  Amortization of unearned compensation
    of Management Recognition Plan                 -             -             355,057         355,057

  Reduction of Employee Stock
    Ownership Plan obligation                      -           160,120          -              160,120
                                              ----------     ---------       ---------     -----------

Balances at June 30, 1995                     $   84,079     $(720,765)      $(355,061)    $53,773,973
                                              ==========     =========       =========     ===========

             The accompanying notes are an integral part of these
                      consolidated financial statements.

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    Years ended June 30, 1995, 1994 and 1993
                    ________________________________________


                                                                               1995            1994           1993
                                                                               ----            ----           ----
Cash flows from operating activities:
   Net income                                                              $ 5,466,854     $ 6,968,480   $  5,512,219
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Cumulative effect of change in method of
           accounting for income taxes                                          -             (764,255)        -
       Amortization of:
           Excess of cost over fair value of net assets acquired               422,873         525,336      1,301,646
           Discounts and premiums on securities                                536,232         952,346        534,952
           Deferred loan origination fees                                     (505,384)       (381,771)       (60,562)
           Loan discounts                                                     (753,527)       (900,468)    (1,056,576)
       Provision for loan losses and losses on real estate                      83,298         560,337        846,965
       Gain on sale of branches                                                  -              -          (1,000,000)
       Recognition of Management Recognition Plan expense                      355,057         201,060        154,009
       Recognition of ESOP expense                                             160,120         172,155        120,348
       Dividends received in stock of Federal Home Loan Bank                  (249,600)       (179,900)      (156,100)
       Deferred income taxes and charge in-lieu of taxes                       787,264          16,554        260,000
       Depreciation and amortization of premises and equipment                 534,605         505,748        558,126
       Increase in unearned compensation of Management
           Recognition Plan                                                     -               -            (925,031)
       Decrease (increase) in:
           Other assets                                                         71,065          28,116          4,851
           Accrued interest receivable                                        (219,791)        329,588        265,059
           Increase (decrease) in:
           Accrued expenses and other liabilities                              820,568        (496,008)       650,624
                                                                           -----------     -----------   ------------

                 Total adjustments                                           2,042,780         568,838      1,498,311
                                                                           -----------     -----------   ------------

                 Net cash provided by operating activities                   7,509,634       7,537,318      7,010,530
                                                                           -----------     -----------   ------------

Cash flows from investing activities:
   Net repayments of loans                                                  12,298,111      19,119,421     30,619,553
   Principal receipts on mortgage-backed securities                          8,289,568      15,847,363      9,069,390
   Purchases of available-for-sale securities                               (3,984,063)         -              -
   Proceeds from maturities of available-for-sale securities                 6,035,681          -              -
   Purchases of securities held-to-maturity                                (64,990,375)         -              -
   Proceeds from maturities of securities held-to-maturity                  36,767,292          -              -
   Purchases of mortgage-backed securities                                      -          (48,754,748)   (28,186,079)
   Purchases of investment securities, certificates of deposit
     and term federal funds sold                                                -          (49,295,935)   (65,860,242)
   Proceeds from maturities of investment securities and
     certificates of deposit                                                    -           57,157,839     44,279,779
   Proceeds from sales of foreclosed real estate                               575,089          91,281        795,102
   Purchases of Federal Home Loan Bank stock                                    -               -              (3,400)
   Cash and cash equivalents transferred in sale of branches                    -               -         (51,318,038)
   Purchases of premises and equipment, net                                   (644,036)      (458,083)       (501,176)
                                                                           -----------     ----------    ------------

           Net cash used by investing activities                           $(5,652,733)    $(6,292,862)  $(61,105,111)
                                                                           -----------     -----------   ------------


                                  (continued)

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

                    Years ended June 30, 1995, 1994 and 1993
                    ________________________________________



                                                                              1995            1994            1993
                                                                              ----            ----            ----
Cash flows from financing activities:
   Net increase (decrease) in deposits                                     $(1,500,631)    $(9,174,309)   $17,878,579
   Net increase (decrease) in mortgage escrow funds                             37,389         (30,602)      (358,953)
   Lease payments for obligations under capital leases                          (1,216)       (101,100)      (100,996)
   Repayment of ESOP obligation                                               (880,885)       (172,155)      (120,348)
   Advances (repayments) from the Federal Home Loan Bank                     8,534,838        (246,605)     9,748,028
   Net proceeds from issuance of common stock                                  134,289          93,277      1,413,414
   Dividends paid                                                           (1,208,625)       (785,050)        -
                                                                           -----------     -----------    -----------

              Net cash provided (used) by financing activities               5,115,159     (10,416,544)    28,459,724
                                                                           -----------     -----------    -----------

              Net increase (decrease) in cash and cash equivalents           6,972,060      (9,172,088)   (25,634,857)

Cash and cash equivalents at beginning of year                              14,906,054      24,078,142     49,712,999
                                                                           -----------     -----------    -----------

Cash and cash equivalents at end of year                                   $21,878,114     $14,906,054    $24,078,142
                                                                           ===========     ===========    ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

   Payments made during the period for:
     Interest                                                              $17,666,029     $16,503,090    $19,262,868
     Income taxes                                                          $ 2,389,500     $ 3,289,871    $ 3,967,122
                                                                           ===========     ===========    ===========


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:

   Real estate foreclosures and related transfers                              $44,865         $70,627       $172,183
                                                                               =======         =======       ========


   The Company sold certain branches during 1993. In conjunction with that transaction, assets sold, liabilities transferred and gain recognized were as follows:

                 Deposits transferred                                      $54,814,922
                 Premises and equipment sold, net                           (2,122,622)
                 Share loans sold                                             (550,468)
                 Accrued interest and other liabilities transferred            176,206
                 Gain on sale                                               (1,000,000)
                                                                           -----------

                 Cash and cash equivalents transferred                     $51,318,038
                                                                           ===========


             The accompanying notes are an integral part of these
                      consolidated financial statements.

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   __________________________________________


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Heritage Federal Bancshares, Inc. (the Company) and its wholly-owned subsidiary, Heritage Federal Bank for Savings (the
      Bank) and the Bank's wholly-owned subsidiary, Citizens Financial Corporation. All significant intercompany balances and transactions are eliminated in consolidation.

      CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, cash and cash equivalents consist of federal funds sold, cash on hand, and due from banks. Cash and due from banks includes interest-bearing deposits of $5,592,680 and $2,295,206 at June 30, 1995 and 1994, respectively.
      Federal funds sold included in cash equivalents have maturities ranging from one to 14 days. The Bank maintained cash reserves required by the Federal Reserve Bank amounting to $3,168,000 and $4,720,000 as of June 30, 1995 and 1994, respectively.

      INVESTMENT SECURITIES - Effective July 1, 1994, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 115 (SFAS 115), Accounting for Certain Investments in Debt and Equity Securities. Investments in certain debt and equity securities are classified as either Held-to-Maturity (reported at amortized cost), Trading (reported at fair value with unrealized gains and losses included in earnings), or Available-for-Sale (reported at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity).

      Premiums and discounts on debt securities are recognized in interest income on the level interest yield method over the period to maturity.

      Prior to the adoption of SFAS 115, investment securities were those securities held for investment purposes which management determined they had the ability and intent to hold to maturity. Investment securities were stated at cost adjusted for amortization of premiums and accretion of discounts.

      Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities. These securities, which have been classified as held-to-maturity in 1995, are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts. Premiums and discounts are amortized using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

      Gains and losses on the sale of securities are determined using the specific identification method.

             _____________________________________________________


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

      LOANS RECEIVABLE - Loans receivable are stated at unpaid principal balances, net of discounts, deferred loan origination fees, and the allowance for loan losses.

      Unearned discounts on mortgage loans purchased are amortized to interest income using the interest method over the estimated average lives of the loans.

      The Company adopted Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosure, on July 1, 1994. Under the new standards, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Uncollateralized loans are measured for impairment based on the present value of expected future cash flows discounted at the historical effective interest rate, while all collateral-dependent loans are measured for impairment based on the fair value of the collateral. The adoption of SFAS 114 and 118 resulted in no additional provision for credit losses, at July 1, 1994.

      At June 30, 1995, the recorded investment in loans for which impairment has been recognized in accordance with SFAS 114 totaled $2,111,000, and these loans had a corresponding valuation allowance of $70,000. The impaired loans at June 30, 1995, were measured for impairment using the fair value of the collateral as all of these loans were collateral dependent. For the year ended June 30, 1995, the average recorded investment in impairment loans was approximately $1,943,000. The Company recognized approximately $128,000 of interest on impaired loans during the portion of the year that they were impaired.

      The Company uses several factors in determining if a loan is impaired under SFAS No. 114. The internal asset classification procedures include a thorough review of significant loans and lending relationships and include the accumulation of related data. This data includes loan payment status, borrowers' financial data and borrowers' operating factors such as cash flows, operating income or loss, etc.

      The allowance for loan losses is increased by charges against income and decreased by chargeoffs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay, estimated value of any underlying collateral, and current economic conditions. While management believes that it has established the allowance in accordance with generally accepted accounting principles and has taken into account the views of its regulators and the current economic environment, there can be no assurance that in the future the Bank's regulators or its economic environment will not require further increases in the allowance.

      The allowance for credit losses is established through charges to earnings in the form of a provision for credit losses. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in the provision for credit losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable.

             _____________________________________________________


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

      When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

      INCOME RECOGNITION ON IMPAIRED AND NONACCRUAL LOANS - Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is generally classified as nonaccrual. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt.

      Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance (generally a minimum of six months) by the borrower, in accordance with the contractual terms of interest and principal.

      While a loan is classified as nonaccrual and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding, except in the case of loans with scheduled amortizations where the payment is generally applied to the oldest payment due. When the future collectibility of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

      DISCOUNTS ON LOANS ACQUIRED THROUGH MERGERS - Discounts on loans acquired through mergers are accreted into income principally on the interest method over the remaining contractual terms of the respective loans, adjusted for expected prepayments.

             _____________________________________________________


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

      LOAN ORIGINATION AND COMMITMENT FEES AND RELATED COSTS - Loan fees are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 91. Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized in the statement of income using the interest method over the contractual life of the loans, adjusted for estimated prepayments based on the Bank's historical prepayment experience. Commitment fees and costs relating to commitments whose likelihood of exercise is remote are recognized over the commitment period on a straight-line basis. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield. The Bank ceases amortization of net deferred fees on loans which are contractually 90 days or more past due or where management has determined that such amounts may be uncollectible.

      REAL ESTATE OWNED - Real estate properties acquired through loan foreclosure or deed in lieu of foreclosure and properties classified as in substance foreclosures are initially recorded at the lower of the related loan balance, less any specific allowance for loss, or fair value at the date of foreclosure. Costs subsequently incurred relating to development and improvement of property are capitalized, whereas costs relating to holding property are expensed. In substance foreclosed properties are those properties where the borrower retains title but has little or no remaining equity in the property considering its fair value; where repayment can only be expected to come from the operation or sale of the property; and where the borrower has effectively abandoned control of the property or it is doubtful that the borrower will be able to rebuild equity in the property. Property acquired by deed in lieu of foreclosure results when a borrower voluntarily transfers title to the Bank in full settlement of the related debt in an attempt to avoid foreclosure.

      Valuations are periodically performed by management and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated fair value.

      PREMISES AND EQUIPMENT - Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Amortization is computed on the straight-line method over the term of the lease or the life of the assets, whichever is shorter.

      EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED AND OTHER INTANGIBLES - The Bank is amortizing the excess of cost over fair value of net assets acquired (goodwill) through business combinations at a constant rate when applied to the interest-earning assets, through June 1996, which is the estimated remaining life of the long-term interest-earning assets. During 1993, $637,000 of goodwill relating to the branches sold was written-off. Other intangibles amounting to $447,482 and $514,604 at June 30, 1995 and 1994, respectively, consist of value related to a branch network acquired in 1981, which is being amortized straight line through 2001; value assigned to the management in place in the 1981 acquisition, which is being amortized straight line over the remaining service life of the managers through 2001; and value assigned to core deposits acquired in 1986, which is being amortized straight line through 1996.

      TRUST ASSETS - Assets held by the Bank in trust capacities are not included in the accompanying consolidated statements of financial condition, because such items are not assets of the Bank.

             _____________________________________________________


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

      INCOME TAXES - Effective July 1, 1993, the Company adopted the provisions of the Financial Accounting Standards Board Statement No. 109 (Statement
      109), Accounting for Income Taxes, on a prospective basis for the fiscal year ending June 30, 1994. The adoption of Statement 109 resulted in an increase of the Company's deferred income tax asset of $764,255. Prior to that date, the Company followed Statement of Financial Accounting Standards No. 96, Accounting for Income Taxes (Statement 96). Statements 109 and 96 require the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.


2. CONVERSION TO STOCK SAVINGS BANK, FORMATION OF HOLDING COMPANY, SALE OF COMMON STOCK AND MERGER

      On March 30, 1992, the Bank converted from a mutual savings bank to a capital stock savings bank. The Bank issued all of its outstanding capital stock to Heritage Federal Bancshares, Inc., a holding company for Heritage Federal Bank for Savings. Heritage Federal Bancshares, Inc. consummated a public offering of 2,990,000 shares of common stock (after giving effect to stock splits) which generated net proceeds of $16,048,290 after conversion costs totaling $1,144,210. The Bank received 99% of the net proceeds in exchange for the stock it issued to the holding company.

      At the time of conversion, the Bank established a liquidation account in an amount equal to the Bank's net worth for the benefit of eligible account holders at the time of conversion. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their eligible deposits, and shall cease upon the closing of the accounts, and shall never be increased. In the event of liquidation of the Bank, such person shall be entitled, after all payments to creditors, to a distribution from the liquidation account before any distribution to stockholders.

      Federal regulations adopted by the Office of Thrift Supervision (OTS) impose certain limitations on the payment of dividends and other capital distributions, including stock repurchases, by the Bank. Based upon current OTS regulations and its capital structure at June 30, 1995, the Bank may make capital distributions during a year up to the greater of
      (i) 100% of its net earnings to date during the calendar year plus an amount equal to one-half of the amount by which its total capital-to-assets ratio exceeded its fully phased-in capital-to-assets ratio at the beginning of the calendar year or (ii) 75% of its net income during the most recent four-quarter period. At June 30, 1995, approximately $19,850,000 was available for payment of dividends from the Bank to the Company under the above mentioned OTS restrictions. Capital distributions by the Bank are further subject to 30-day advance written notice to the OTS.

      The Company's charter authorizes 2,000,000 shares of preferred stock of the Company, of $1.00 par value. The Company's charter expressly vests in the Board of Directors of the Company the authority to issue the preferred stock in one or more series and to determine, to the extent permitted by law prior to the issuance of the preferred stock (or any series of the preferred stock), the relative rights, limitations, and preferences of the preferred stock or any such series.

             _____________________________________________________


2. CONVERSION TO STOCK SAVINGS BANK, FORMATION OF HOLDING COMPANY, SALE OF COMMON STOCK AND MERGER, continued

      In February 1995, the Company entered into a merger agreement with First American Corporation (FAC). All of the outstanding shares of the Company stock will be exchanged for common shares of FAC in a transaction that will be accounted for as a pooling of interest. The transaction is expected to be consummated during the Company's second fiscal quarter.


3.    SECURITIES

      At June 30, 1995, securities have been classified in the consolidated financial statements according to management's intent. The carrying amount of securities and their approximate market values at June 30, 1995 were as follows:

                                                                  Gross            Gross         Approximate
                                               Amortized       Unrealized       Unrealized         Market
                                                 Cost             Gains           Losses            Value
                                                 ----             -----           ------            -----
      Available-for-sale:
         U.S. government obligations        $  20,077,586     $   139,223     $     3,614      $  20,213,195
                                            =============     ===========     ===========      =============

      Held-to-maturity:
         U.S. government and agencies       $  71,685,619     $   307,843     $ 1,068,462      $  70,925,000
         Collateralized mortgage
           obligations                         14,942,023         484,692          93,715         15,333,000
                                            -------------     -----------     -----------      -------------

                                               86,627,642         792,535       1,162,177         86,258,000
                                            -------------     -----------     -----------      -------------
         Mortgage-backed securities:
           GNMA Certificates                   49,076,676         189,729         623,405         48,643,000
           FNMA Certificates                   12,826,298          14,157         205,455         12,635,000
           FHLMC Certificates                  22,091,685          71,897         429,582         21,734,000
                                            -------------     -----------     -----------      -------------

                                               83,994,659         275,783       1,258,442         83,012,000
                                            -------------     -----------     -----------      -------------

                                            $ 170,622,301     $ 1,068,318     $ 2,420,619      $ 169,270,000
                                            =============     ===========     ===========      =============

             _____________________________________________________


3.    SECURITIES, continued

      Investment securities and mortgage-backed securities at June 30, 1994 were summarized as follows:

                                                                  Gross            Gross         Approximate
                                                 Book          Unrealized       Unrealized         Market
                                                 Value            Gains           Losses            Value
                                                 -----            -----           ------            -----
      U.S. government and agencies           $ 75,181,904        $270,072      $2,102,976       $ 73,349,000

      Collateralized mortgage
         obligations                            5,614,505           7,370         216,875          5,405,000
                                             ------------        --------      ----------       ------------

                                               80,796,409         277,442       2,319,851         78,754,000
                                             ------------        --------      ----------       ------------
      Mortgage-backed securities:
         GNMA Certificates                     52,390,756          10,508       2,866,264         49,535,000
         FHLMC Certificates                    25,810,401          58,079         823,480         25,045,000
         FNMA Certificates                     14,356,656           4,520         544,176         13,817,000
                                             ------------        --------      ----------       ------------

                                               92,557,813          73,107       4,233,920         88,397,000
                                             ------------        --------      ----------       ------------

                                             $173,354,222        $350,549      $6,553,771       $167,151,000
                                             ============        ========      ==========       ============

      Debt securities at June 30, 1995 will mature on the following schedule:

                                                    Available-for-sale                Held-to-maturity
                                                 ------------------------          ----------------------
                                                               Approximate                       Approximate
                                               Amortized         Market          Amortized         Market
                                                 Cost             Value            Cost             Value
                                                 ----             -----            ----             -----
      Due in one year or less                $ 7,048,291      $ 7,072,000      $  5,966,753     $  6,017,000
      Due after one year through
         five years                           13,029,295       13,141,195        56,275,626       55,467,000
      Due after five years through
         ten years                                -                -             31,994,678       31,742,000
      Due after ten years                         -                -             76,385,244       76,044,000
                                             -----------      -----------      ------------     ------------

                                             $20,077,586      $20,213,195      $170,622,301     $169,270,000
                                             ===========      ===========      ============     ============

      The amortized cost and approximate market value of mortgage-backed securities at June 30, 1995, by contractual maturities are shown in the above table. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

      The weighted average interest yield for all securities was approximately 6.35% at June 30, 1995 and 5.69% at June 30, 1994.

      Investment securities carried in the consolidated statements of financial condition at $23,850,000 and $19,760,000 as of June 30, 1995 and 1994,
      respectively, were pledged to secure public deposits.

            _____________________________________________________


4.    LOANS RECEIVABLE

      Loans receivable are summarized as follows:

                                                                                 1995               1994
                                                                                 ----               ----
      Loans secured  by first mortgages on real estate:
          Principal balances:
            One to four single family residential                            $239,624,145       $251,144,767
            Construction loans, gross commitment                                7,044,838         11,219,927
            Partially guaranteed by VA or insured by FHA                          804,254            998,812
            Other conventional                                                 32,549,777         32,177,760
            Other                                                               1,431,052          1,746,064
                                                                             ------------       ------------

                                                                              281,454,066        297,287,330
          Less:
            Discounts on loans acquired through mergers                         1,013,821          1,767,348
            Allowance for loan losses                                           1,222,676          1,222,676
            Undisbursed portion of construction loans                           2,436,442          3,732,820
            Net deferred loan origination fees                                    871,853          1,192,445
                                                                             ------------       ------------

                 Total first mortgage loans                                   275,909,274        289,372,041
                                                                             ------------       ------------

      Consumer and other loans:
          Principal balances:
            Secured by deposits                                                 2,224,023          2,429,921
            Education                                                               6,216             10,213
            Home equity and second mortgage                                    13,050,389         10,600,812
            Credit card                                                           535,134            595,452
            Other consumer and commercial                                       7,666,405          6,823,118
                                                                             ------------       ------------

                                                                               23,482,167         20,459,516
          Less:
            Net deferred loan origination fees (costs)                             21,894            (39,945)
            Allowance for loan losses                                           1,103,992          1,055,962
            Loans-in-process                                                      732,242            115,915
                                                                             ------------       ------------

                 Total consumer and other loans                                21,624,039         19,327,584
                                                                             ------------       ------------

                 Loans receivable, net                                       $297,533,313       $308,699,625
                                                                             ============       ============

      Weighted average contractual yield                                             8.18%              7.38%
                                                                             ============       ============

             _____________________________________________________


 4.   LOANS RECEIVABLE, continued

      Activity in the allowance for loan losses is summarized as follows:

                                                                1995             1994               1993
                                                                ----             ----               ----
      Balance at beginning of year                          $2,278,638         $2,387,673         $2,338,314
      Provisions charged against income                         82,247            487,346            595,140
      Chargeoffs, net of recoveries                            (34,217)          (596,381)          (545,781)
                                                            ----------         ----------         ----------

      Balance at end of year                                $2,326,668         $2,278,638         $2,387,673
                                                            ==========         ==========         ==========


      The following is a summary of the principal balances of loans on nonaccrual status and loans past due ninety days or more:

                                                                1995             1994
                                                                ----             ----
      Loans contractually past due 90 days or more
          and/or on nonaccrual status:
             Residential                                      $178,000           $271,000
             Consumer and commercial                            47,000            194,000
                                                              --------           --------

                                                              $225,000           $465,000
                                                              ========           ========

      During the years ended June 30, 1995, 1994, and 1993, interest income of approximately $17,000, $22,000, and $106,000, respectively, was not recorded related to loans accounted for on a nonaccrual basis.

      In the ordinary course of business, the Bank makes loans to directors and officers and their related interests. Loans to directors and officers and their related interests are as follows:

           Balance at June 30, 1993                                            $1,640,199
              Advances                                                            702,860
              Repayments                                                         (346,402)
              Separation of officer with loans                                    (43,363)
                                                                               ----------

           Balance at June 30, 1994                                             1,953,294
              Advances                                                            381,926
              Repayments                                                         (545,673)
                                                                               ----------

           Balance at June 30, 1995                                            $1,789,547
                                                                               ==========

             _____________________________________________________

4.    LOANS RECEIVABLE, continued

      The Bank offers an unsecured $100,000 line of credit to each of its seven non-employee directors. Amounts outstanding against line of credit agreements with the two directors who have accepted the credit line were $99,878 and $99,971 at June 30, 1995 and 1994, respectively. The directors may retain their lines of credit after they leave the board, so long as they continue to meet the normal credit requirements of the Bank.


5.    LOAN SERVICING

      Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The approximate unpaid principal balances of these loans were $7,821,000 and $9,905,000 at June 30, 1995 and 1994, respectively.


6.    INTEREST RECEIVABLE

      Interest receivable is summarized as follows:

                                                                                 1995               1994
                                                                                 ----               ----
      Securities available-for-sale                                            $  352,072         $   -
      Securities held-to-maturity                                               1,533,030             -
      Investment securities                                                        -               1,255,288
      Mortgage-backed securities                                                   -                 488,815
      Loans receivable                                                          1,781,205          1,702,413
                                                                               ----------         ----------


                                                                               $3,666,307         $3,446,516
                                                                               ==========         ==========


7.    REAL ESTATE OWNED

  Activity in the allowance for losses on real estate owned is summarized as follows:


                                                             1995                1994               1993
                                                             ----                ----               ----
      Balance at beginning of year                         $262,322              $284,947           $201,330
      Provision charged against income                        1,051                72,991            251,825
      Chargeoffs                                            (51,602)              (95,616)          (168,208)
                                                           --------              --------           --------

      Balance at end of year                               $211,771              $262,322           $284,947
                                                           ========              ========           ========

            _____________________________________________________


8.    PREMISES AND EQUIPMENT

      Premises and equipment are summarized as follows:

                                                                                 1995                1994
                                                                                 ----                ----
      Land                                                                    $ 1,587,801        $ 1,540,381
      Office buildings and leasehold improvements                               8,935,532          8,831,100
      Furniture, fixtures, and equipment                                        4,363,695          5,526,720
      Automobiles                                                                 105,765             93,017
                                                                              -----------        -----------

                                                                               14,992,793         15,991,218
           Less accumulated depreciation and amortization                       8,206,898          9,314,754
                                                                              -----------        -----------

           Premises and equipment, net                                        $ 6,785,895        $ 6,676,464
                                                                              ===========        ===========

 9.   DEPOSITS

      Deposits are summarized as follows:

                                                                      1995                         1994
                                                                      ----                         ----
                                                                Amount         %             Amount        %
                                                                ------         -             ------        -
      Noninterest-bearing demand deposits                   $ 10,574,976       2.4%      $   8,395,930     1.9%
      Demand and NOW accounts at 2.25%                        56,407,635      12.5          64,671,094    14.3
      SuperNow at 2.50%                                        7,514,508       1.7          10,916,498     2.4
      Money market at 3.31%                                   17,844,834       4.0          24,135,360     5.4
      Passbook savings at 2.75%                               68,433,425      15.2          91,440,876    20.3
                                                            ------------     -----       -------------   -----
                                                             160,775,378      35.8         199,559,758    44.3
                                                            ------------     -----       -------------   -----

      Certificates of deposit:
          2.00 to 2.50%                                     $  1,016,523        .2       $   1,466,043      .3
          2.51 to 3.00%                                          701,623        .2           2,367,612      .5
          3.01 to 3.50%                                            2,850        .0          85,027,440    18.9
          3.51 to 4.00%                                       13,693,624       3.0          56,385,354    12.5
          4.01 to 4.50%                                       53,029,316      11.8          38,661,139     8.6
          4.51 to 5.00%                                       56,907,063      12.7          27,079,048     6.0
          5.01 to 5.50%                                       33,348,110       7.4          18,379,993     4.1
          5.51 to 6.00%                                       34,780,123       7.8          15,273,215     3.4
          6.01 to 6.50%                                       52,314,919      11.6           1,246,910      .3
          6.51 to 7.00%                                       39,678,704       8.8           2,320,911      .5
          7.01 to 7.50%                                        2,376,130        .5           1,123,279      .2
          7.51 to 8.00%                                          222,920        .1           1,480,020      .3
          8.01 to 8.50%                                          296,088        .1             286,531      .1
          8.51 to 9.00%                                           99,110        .0              92,491      .0
          9.01 to 9.50%                                           75,496        .0              68,864      .0
                                                            ------------     -----       -------------   -----
                                                             288,542,599      64.2         251,258,850    55.7
                                                            ------------     -----       -------------   -----
                                                            $449,317,977     100.0%      $450,818,608    100.0%
                                                            ============     =====       ============    =====

            _____________________________________________________


 9.   DEPOSITS, continued

      The aggregate amount of jumbo certificates of deposit with a minimum denomination greater than $100,000 was $17,250,670 and $9,264,566 at June 30, 1995 and 1994, respectively.

      At June 30, 1995, scheduled maturities of certificates of deposit are as follows:

            Year ending June 30
            -------------------
                 1996                                       $221,752,925
                 1997                                         41,336,160
                 1998                                         16,498,383
                 Later                                         8,955,131
                                                            ------------

                                                            $288,542,599
                                                            ============


      Interest expense on deposits for the years ended June 30, 1995, 1994 and 1993 is summarized as follows:

                                                                      1995             1994             1993
                                                                      ----             ----             ----
      Demand, Money Market, NOW, and SuperNOW                      $ 2,338,807      $ 2,361,347     $ 2,517,330
      Passbook savings                                               2,175,733        2,550,798       2,746,998
      Time deposits                                                 12,314,926       10,934,623      13,609,634
                                                                   -----------      -----------     -----------

                                                                   $16,829,466      $15,846,768     $18,873,962
                                                                   ===========      ===========     ===========

            _____________________________________________________


10.   ADVANCES FROM FEDERAL HOME LOAN BANK

      Federal Home Loan Bank advances consist of the following:

                                                                                          1995             1994
                                                                                          ----             ----
      Variable rate advance which reprices monthly based on the one month
      London Interbank Offering Rate (LIBOR) plus 5 basis points (6.1203%
      at June 30, 1995), with interest only due monthly, and principal
      due on October 14, 2004                                                         $10,000,000       $    -

      8.1% fixed rate advance payable in monthly principal and interest
      payments of $865 through February, 2006                                              74,005           78,207

      6.0% fixed rate advance payable in monthly principal and interest
      payments of $45,830, due through November 1, 2002                                 3,256,279        4,265,337

      Variable rate advance which reprices monthly based on the one month London Interbank Offering Rate (LIBOR) (6.0625% at June 30,
      1995), with interest only due monthly, and principal due on
      November 14, 1997                                                                   492,000          536,000

      5.15% fixed rate advance payable in monthly principal and interest
      payments of $53,400, due through October 1, 2003                                  4,299,637        4,707,539
                                                                                      -----------       ----------

                                                                                      $18,121,921       $9,587,083
                                                                                      ===========       ==========


      These advances are collateralized by a blanket pledge of qualifying mortgage loans totaling $27,279,181 at June 30, 1995.


11.   INCOME TAXES

      Income tax expense (benefit) is summarized as follows:

                                                                     1995             1994            1993
                                                                     ----             ----            ----
      Current                                                      $2,358,402       $3,485,409     $3,691,634
      Deferred                                                        654,476          (47,280)      (268,381)
      Charge-in-lieu of taxes                                         262,227          248,529        528,381
      Change in effective tax rate on
          temporary differences                                      (129,439)        (184,695)           -
                                                                   ----------       ----------     ----------
                                                                   $3,145,666       $3,501,963     $3,951,634
                                                                   ==========       ==========     ==========

      Included in the above are state income taxes of $393,037, $457,561, and $473,310 in 1995, 1994, and 1993, respectively.

             _____________________________________________________


11.   INCOME TAXES, continued

      The differences between income tax expense and the expected amounts computed by applying the federal income tax rate to income before income tax expense are as follows:

                                               1995                       1994                     1993
                                               Amount       %             Amount       %           Amount      %
                                               ------       -             ------       -           ------      -
      Income tax expense
          at statutory rate                 $2,928,257     34.0%       $3,300,104    34.0%      $3,217,710   34.0%
      Increases (decreases) in
          tax resulting from:
             Interest on tax-free
                investments                    (25,442)     (.3)          (23,708)    (.2)         (34,565)   (.4)
             Purchase method of
                accounting in
                conjunction with
                mergers                        143,777      1.7           178,614     1.8          435,221    4.6
             Change in effective rate on
                temporary differences         (129,439)    (1.5)         (184,695)   (1.9)           -         -
             Other, net                        (30,891)      .1           (44,053)    (.5)          20,883     .2
             State income taxes, net
                of Federal benefit             259,404      2.5           275,701     2.9          312,385    3.4
                                            ----------     ----        ----------    ----       ----------   ----

      Actual income tax expense             $3,145,666     36.5%       $3,501,963    36.1%      $3,951,634   41.8%
                                            ==========     ====        ==========    ====       ==========   ====


      Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and as measured by tax laws and regulations. The sources of these temporary differences are as follows:

                                                                                  1995                1994
                                                                                  ----                ----
          Excess of book over tax basis of equipment                           $(288,614)        $ (221,276)
          Discounts on loans acquired through mergers                            385,252            616,765
          Allowance for loan losses                                              450,075            783,880
          Federal Home Loan Bank stock                                          (288,221)          (177,595)
          Deferred loan fees                                                    (125,159)           187,354
          Deferred compensation                                                  833,322            290,202
          Unrealized appreciation on available-for-sale securities               (51,530)            -
          Other                                                                  (17,611)           (22,192)
                                                                               ---------         ----------
                                                                               $ 897,514         $1,457,138
                                                                               =========         ==========

             _____________________________________________________


11.   INCOME TAXES, continued

      The Bank qualifies under provisions of the Internal Revenue Code which permit it to deduct from income an allowance for bad debts based on approximately 8% of taxable income before such deduction, or actual chargeoffs. As of June 30, 1995, the Company has taken aggregate bad debt deductions of approximately $4,647,000 for income tax purposes under the percentage of taxable income method for which no provisions for federal income tax have been made in the financial statements. This amount may be used only for absorbing losses for tax purposes. It is not related to amounts of losses actually anticipated and the additions thereto have not been charged against income.


12.   COMPENSATION AND BENEFITS

      PENSION PLAN

      Substantially all employees of the Bank and its subsidiary are covered by a noncontributory defined benefit pension plan. The plan calls for benefits to be paid to all eligible employees at retirement based primarily upon years of service with the Bank and compensation paid in the five consecutive years when earnings were the greatest within the ten year period preceding retirement. Plan assets consist primarily of fixed income and equity securities and money market instruments.

      The following sets forth the funded status of the plan as of June 30, 1995 and 1994:

                                                                                     1995            1994
                                                                                     ----            ----
          Actuarial present value of benefit obligations:
             Vested benefits                                                     $2,112,692       $1,981,368
             Nonvested benefits                                                      57,092           60,645
                                                                                 ----------       ----------

                   Accumulated benefit obligations                               $2,169,784       $2,042,013
                                                                                 ==========       ==========

             Projected benefit obligations                                       $3,167,095       $3,110,004
             Fair value of assets held in the plan                                2,697,472        2,631,386
                                                                                 ----------       ----------

             Fair value of plan assets under projected
                benefit obligations                                                (469,623)        (478,618)
             Net unrecognized loss from past experience
                different than assumed                                              817,537          960,278
             Unrecognized prior service cost                                       (119,620)          43,730
             Unrecognized net asset as of July 1, 1987                             (253,209)        (274,309)
                                                                                 ----------       ----------

                   Prepaid (accrued) pension cost                                $  (24,915)      $  251,081
                                                                                 ==========       ==========


      The change in projected benefit obligations resulted from additions for such factors as interest on the beginning balance and current year service cost, less distributions to participants.

             _____________________________________________________


12.   COMPENSATION AND BENEFITS, continued

      Pension expense for the years ended June 30, 1995, 1994, and 1993, includes the following components:

                                                                           1995         1994          1993
                                                                           ----         ----          ----
             Service cost of the current period                          $128,817     $ 110,807    $ 116,232
             Interest cost on the projected benefit obligations           230,242       202,372      179,720
             Actual return on assets held in the plan                    (192,957)       36,410      (34,726)
             Net amortization and deferral                                (48,877)     (307,182)    (251,987)
                                                                         --------     ---------    ---------

                                                                         $117,225     $  42,407    $   9,239
                                                                         ========     =========    =========

      The weighted average discount rate used to measure the projected benefit obligations is 8.0%, the assumed rate of increase in future compensation levels is 5.0%, and the expected long-term rate of return on assets is 9.5%. The Bank uses the straight-line method of amortization of unrecognized gains and losses.

      THRIFT AND PROFIT SHARING PLAN

      The Bank has a thrift and profit sharing plan for substantially all employees who have completed at least one year of service. The plan has been amended to comply with the regulations of the Tax Equity and Fiscal Responsibility Act, Code Section 401(k), the Retirement Equity Act of 1984, the Deficit Reduction Act of 1984, the Tax Reform Act of 1986, and the Revenue Reconciliation Act of 1993.

      Under these regulations, the Bank agrees to match an employee's contribution equal to 5% of the employee's salary, although the employee may contribute up to 10%. The expense for this plan for the years ended June 30, 1995, 1994, and 1993 was approximately $154,000, $128,000 and
      $116,000, respectively.

            _____________________________________________________


13.   PARENT COMPANY FINANCIAL INFORMATION

      Condensed financial information for Heritage Federal Bancshares, Inc. (parent company only) as of June 30, 1995 and 1994, was as follows:

                                                                                  1995              1994
                                                                                  ----              ----
      Condensed Balance Sheets
      ------------------------

                  Assets
                  ------

      Cash                                                                      $   724,287      $ 1,044,132
      Investment in subsidiary                                                   33,841,080       29,147,192
      Other assets                                                                   56,321            7,796
                                                                                -----------      -----------

          Total assets                                                          $34,621,688      $30,199,120
                                                                                ===========      ===========

                Liabilities
                -----------

      Accounts payable                                                          $   105,591      $    73,082
      Employee Stock Ownership Plan obligation                                       -               880,885
                                                                                -----------      -----------


          Total liabilities                                                         105,591          953,967
                                                                                -----------      -----------


                Stockholders' Equity
                --------------------


      Common stock                                                                3,186,158        3,172,826
      Additional paid-in capital                                                 16,509,491       16,108,095
      Retained earnings                                                          15,812,195       11,555,235
      Net unrealized appreciation on available-for-sale securities                   84,079           -
      Employee Stock Ownership Plan obligation                                     (720,765)        (880,885)
      Unearned compensation of Management Recognition Plan                         (355,061)        (710,118)
                                                                                -----------      -----------

          Total stockholders' equity                                             34,516,097       29,245,153
                                                                                -----------      -----------

          Total liabilities and stockholders' equity                            $34,621,688      $30,199,120
                                                                                ===========      ===========


            _____________________________________________________


13.   PARENT COMPANY FINANCIAL INFORMATION, continued

      Condensed Statements of Income
      ------------------------------
                                                                                    1995             1994
                                                                                    ----             ----
      Revenue:
          Equity in earnings of subsidiary                                      $ 6,043,382      $ 7,484,815
          Loan interest income                                                       30,837           -
                                                                                -----------      -----------

             Total revenue                                                        6,074,219        7,484,815
                                                                                -----------      -----------
      Expenses
          Management fees                                                           572,340          636,442
          Legal fees                                                                237,039          143,167
          Other                                                                     154,339           80,949
                                                                                -----------      -----------

             Total expenses                                                         963,718          860,558
                                                                                -----------      -----------

             Income before income taxes                                           5,110,501        6,624,257

      Income tax benefit                                                           (356,353)        (344,223)
                                                                                -----------      -----------

             Net income                                                         $ 5,466,854      $ 6,968,480
                                                                                ===========      ===========

      Condensed Statements of Cash Flows
      ----------------------------------

      Cash flows from operating activities:
          Net income                                                            $ 5,466,854      $ 6,968,480
          Adjustments to reconcile net income to net cash provided
             by operating activities:
                Equity in earnings of subsidiary                                 (6,043,382)      (7,484,815)
                Increase (decrease) in other liabilities                             32,507          (77,337)
                                                                                -----------      -----------
                Net cash used by operating activities                              (544,021)        (593,672)
                                                                                -----------      -----------

      Cash flows from investing activities:
          Dividends from subsidiary                                               2,000,000        2,000,000
          Advances to ESOP                                                         (720,765)          -
          Decrease in other assets                                                   19,277           43,246
                                                                                -----------      -----------
                Net cash provided by investing activities                         1,298,512        2,043,246
                                                                                -----------      -----------
      Cash flows from financing activities:
          Proceeds from issuance of common stock                                    134,289           93,277
          Dividend payments                                                      (1,208,625)        (785,050)
                                                                                -----------      -----------
                Net cash used by financing activities                            (1,074,336)        (691,773)
                                                                                -----------      -----------
      Net increase (decrease) in cash                                              (319,845)         757,801

      Cash at beginning of year                                                   1,044,132          286,331
                                                                                -----------      -----------

      Cash at end of year                                                       $   724,287      $ 1,044,132
                                                                                ===========      ===========

             _____________________________________________________


14.   CITIZENS FINANCIAL CORPORATION

      Summarized financial information of the Bank's wholly-owned service corporation, Citizens Financial Corporation, is as follows:

                                                                                           June 30,
                                                                                           --------
                                                                                     1995           1994
                                                                                     ----           ----
      Balance Sheets
      --------------
      Assets                                                                       $1,842,612     $1,758,357
                                                                                   ==========     ==========


      Accrued expenses and other liabilities                                       $   54,175     $  117,204
      Capital stock, paid-in capital and retained earnings                          1,788,437      1,641,153
                                                                                   ----------     ----------

                                                                                   $1,842,612     $1,758,357
                                                                                   ==========     ==========

      Statements of Earnings
      ----------------------
                                                                                  Years ended June 30,
                                                                                  --------------------
                                                                             1995          1994          1993
                                                                             ----          ----          ----
      Income                                                               $301,775       $310,776      $181,202
      Expenses                                                              154,491        155,956       100,573
                                                                           --------       --------      --------

          Net earnings                                                     $147,284       $154,820      $ 80,629
                                                                           ========       ========      ========


15. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK

      The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition. The contract or notional amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

      The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments.

             _____________________________________________________


15. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK, continued

      Outstanding lines of credit balances were $1,682,944 and $1,685,212 at June 30, 1995 and 1994, respectively. Commitments to originate or purchase loans were approximately $1,733,000 and $5,195,000 at June 30, 1995 and 1994, respectively. The commitments exclude approved, but unused, home equity lines of credit of $3,492,558 and $3,523,810 in 1995 and 1994, respectively. The commitments to originate or purchase loans at June 30, 1995, were composed of variable rate loans of $1,204,000 and fixed rate loans of $529,000. The fixed rate loans had interest rates ranging from 6.5% to 9.25%.

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the borrower. Collateral held varies but may include trade accounts receivable; property, plant, and equipment; and income-producing commercial properties.

      Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. At June 30, 1995, the unused amount of letters of credit issued totaled $212,602.

      Most of the Bank's business activity is with customers located within the state of Tennessee. A majority of the loans are collateralized by residential or commercial real estate or other personal property. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers. The Bank grants residential, consumer, and commercial loans to customers throughout the eastern portion of the state of Tennessee.

             _____________________________________________________


16.   EMPLOYEE STOCK OWNERSHIP PLAN OBLIGATION

      In conjunction with converting to a stock ownership form, the Company and the Bank established an Employee Stock Ownership Plan (ESOP), under which the Bank makes annual contributions to a trust for the benefit of eligible employees. To be eligible, an employee must be 21 years of age and have completed at least one year of service. The contributions may be in the form of cash, other property, or common shares of the Company. The amount of the annual contribution is at the discretion of the Board of Directors of the Bank. Initially, the ESOP acquired 209,300 shares of the Company's common stock financed by $1,203,475 in borrowings by the ESOP. The Board of Directors intends to contribute to the Plan an amount equal to the required principal and interest payments related to the ESOP loan.

      During 1995, the ESOP refinanced its notes payable with borrowings from the Company. The new loan, which has essentially the same terms as the prior borrowing, is payable in quarterly principal payments of $30,087 plus interest at the lender's base rate through March 30, 2002. At June 30, 1995, the loan bore interest at 9.00%. The plan is noncontributory and there is no past service liability. The principal balance of the ESOP loan was $720,765 at June 30, 1995 and $880,885 at June 30, 1994.
      The Company is using the dividends paid on unallocated shares held by the ESOP to reduce the outstanding debt. The financial statements for the years ended June 30, 1995, 1994 and 1993 include compensation expense of $91,241, $120,348 and $120,348 and interest expense of $37,592, $63,613 and $74,407, respectively, related to the ESOP.

      The ESOP debt agreement contains certain affirmative financial covenants related to the Bank's operations and financial position. The Bank is in compliance with all such covenants.

      In prior years, the Company had guaranteed the repayment of the ESOP debt to the outside lender and, accordingly, recorded the debt on its balance sheet with a corresponding contra-equity account.

      Future minimum principal payments due to the Company related to the Employee Stock Ownership Plan obligation are as follows:

                   Year ended June 30,
                   -------------------
                          1996                                            $120,348
                          1997                                             120,348
                          1998                                             120,348
                          1999                                             120,348
                          2000                                             120,348
                          Thereafter                                       119,025
                                                                          --------

                                                                          $720,765
                                                                          ========

            _____________________________________________________


17.   QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

      The following is a summary of quarterly results of operations for the years ended June 30, 1995 and 1994:

                                                         First             Second           Third            Fourth
                                                         -----             ------           -----            ------
          1995:
             Interest income                           $8,640,565        $8,959,429       $9,074,420       $9,304,480
             Interest expense                           4,049,674         4,338,990        4,468,926        4,939,906
                                                       ----------        ----------       ----------       ----------

             Net interest income                        4,590,891         4,620,439        4,605,494        4,364,574

             Provision for loan losses                     20,591             2,501           30,920           28,235
                                                       ----------        ----------       ----------       ----------

             Net interest income after
                provision for loan losses               4,570,300         4,617,938        4,574,574        4,336,339
                                                       ----------        ----------       ----------       ----------

             Other income                                 719,009           682,585          701,777          651,600
             General and administrative expenses        3,112,009         3,143,617        3,104,945        2,881,031
                                                       ----------        ----------       ----------       ----------

             Income before income taxes                 2,177,300         2,156,906        2,171,406        2,106,908
             Income tax expense                           769,853           689,759          798,920          887,134
                                                       ----------        ----------       ----------       ----------

             Net income                                $1,407,447        $1,467,147       $1,372,486       $1,219,774
                                                       ==========        ==========       ==========       ==========

             Net income per share                      $     0.41        $     0.43       $     0.39       $     0.35
                                                       ==========        ==========       ==========       ==========

          1994:
             Interest income                           $9,181,104        $8,986,173       $8,679,829       $8,703,564
             Interest expense                           4,309,713         4,198,871        3,997,124        3,981,573
                                                       ----------        ----------       ----------       ----------

             Net interest income                        4,871,391         4,787,302        4,682,705        4,721,991

             Provision for loan losses                    216,652           212,519           45,295           12,880
                                                       ----------        ----------       ----------       ----------

             Net interest income after
                provision for loan losses               4,654,739         4,574,783        4,637,410        4,709,111
                                                       ----------        ----------       ----------       ----------

             Other income                                 556,673           586,449          702,434          638,265
             General and administrative expenses        3,049,639         3,021,942        2,415,619        2,866,476
                                                       ----------        ----------       ----------       ----------

             Income before income taxes                 2,161,773         2,139,290        2,924,225        2,480,900
             Income tax expense                           863,870           828,453          969,150          840,490
                                                       ----------        ----------       ----------       ----------

             Net income before accounting change        1,297,903         1,310,837        1,955,075        1,640,410
             Accounting change                            764,255            -                -                -
                                                       ----------        ----------       ----------       ----------

             Net income after accounting change        $2,062,158        $1,310,837       $1,955,075       $1,640,410
                                                       ==========        ==========       ==========       ==========

             Net income per share                      $      .61        $      .39       $      .58       $      .49
                                                       ==========        ==========       ==========       ==========

             _____________________________________________________


18.  STOCK OPTION AND AWARD PLANS

     1992 STOCK OPTION PLAN

     The Company has adopted a stock option plan for the benefit of employees of the Bank and nonemployee directors of the Company. The number of shares of common stock authorized and awarded under the 1992 stock option plan was 299,000, equal to 10% of the total number of shares issued in the Company's public offering. The option exercise price of $5.75 per share is equal to 100% of the fair market value of the common stock on the date of grant. The option term is ten years. Options issued to employees of the Bank in connection with the conversion became exercisable over a three year period ending in March 1995. Options issued to nonemployee directors of the Company are immediately exercisable. During 1993, a former director exercised options for 14,950 shares at an exercise price of $5.75 per share. During 1994, 2,728 options were exercised at an exercise price of $5.75 per share. During 1995, 8,377 options were exercised at an exercise price of $5.75 per share.

     MANAGEMENT RECOGNITION PLAN (MRP)

     The Bank issued 89,700 shares of common stock to a MRP Trust created during 1993. All of these shares, with a market value of $1,065,187 on the date of award, have been awarded to certain executive officers as restricted stock which will vest over the three year period ending March 1996. Compensation expense in the amount of $355,057, $201,060 and $154,009 was recognized during 1995, 1994 and 1993, respectively, related to these awards. The plan contains provisions providing for forfeiture of unvested shares in the event of termination, and vesting in the event of death, disability, retirement or a change in control.

     The shares issued to the MRP Trust have been recorded as outstanding shares, and the unvested portion has been recorded as unearned compensation through a contra-equity account.

     INCENTIVE COMPENSATION PLANS

     The Company has established an incentive compensation plan for certain officers. The plan provides for annual cash bonuses, restricted stock awards and stock options based upon base annual compensation and certain operating results. For the year ended June 30, 1995, compensation in the aggregate amount of $510,228 was recorded, including awards of 3,348 shares of common stock which will vest over three years and options on 14,350 shares of common stock exercisable at $13.00 related to discounted option plans. In 1994, the compensation recorded under these plans aggregated $442,464, including awards of 5,073 shares of common stock which will vest over three years and 30,735 options on shares of common stock exercisable at $8.72 related to discounted option plans. In 1993, the compensation recorded under these plans aggregated $404,463 including awards of 5,672 shares of common stock. In addition, in 1995, 1994 and 1993 participants were granted stock options for 6,696 shares exercisable at $26.00 per share, 10,149 shares exercisable at $17.44 per share, and 11,352 shares exercisable at $14.25 per share, respectively.

             _____________________________________________________


18.  STOCK OPTION AND AWARD PLANS, continued

     The Company has established an incentive compensation plan for nonemployee directors. This unfunded plan provides benefits in the form of performance stock options for shares of common stock. The number of shares received, exercisable at 50% of the fair market value on the date of the grant, is determined based on the amount of director fees deferred during the year by each director. Director compensation recorded for 1995 related to this plan amounted to $177,250, representing 13,635 shares at an exercise price of $13.00 per share. Director compensation recorded for 1994 related to this plan amounted to $134,650, representing 15,446 shares at an exercise price of $8.72 per share.

     In 1994, the Company adopted a new Director Option Plan that was approved by the shareholders at the Annual Meeting in October. The plan provides for automatic grants to each director of options to purchase 4,000 shares of common stock annually at the fair market value on the date of the grant. At June 30, 1995, no options had been exercised and 28,000 options are exercisable at $20.25 per share and 28,000 options are exercisable at $15.19 per share.


19.  EARNINGS PER SHARE

     On July 20, 1994, Heritage Federal Bancshares, Inc. declared a four for three stock split for all shares outstanding as of August 5, 1994, to be paid on August 26, 1994, to be effected as a stock dividend. On August 18, 1993, Heritage Federal Bancshares, Inc. declared a three for two stock split for all shares outstanding as of September 8, 1993 to be effected as a stock dividend. This stock split was paid September 30, 1993. All references to the outstanding number of shares and earnings per share amounts have been restated to reflect the splits.

     Stock options are regarded as common stock equivalents. Common stock equivalents are computed using the treasury stock method.

     Following are weighted average shares outstanding for computation of earnings per share for 1995, 1994, and 1993 after adjusting for stock splits:

                                                                        1995            1994           1993
                                                                        ----            ----           ----
      Shares issued and outstanding                                   3,179,737       3,171,216     3,099,422
      Common stock equivalents computed by
           the treasury stock method-options                            284,079         200,856       209,633
                                                                      ---------       ---------     ---------

                                                                      3,463,816       3,372,072     3,309,055
                                                                      =========       =========     =========

             _____________________________________________________


20.   FAIR VALUES OF FINANCIAL INSTRUMENTS

      Financial Accounting Standards Board Statement No. 107 (Statement 107) requires disclosures of the estimated fair value of an entity's financial instrument assets and liabilities. For the Company, as for most financial institutions, the great bulk of its assets and liabilities are considered financial instruments as defined in Statement 107. However, many of such instruments lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction. Also, it is the Company's general practice and intent to hold its financial instruments to maturity and not to engage in trading or sales activities. Therefore, the Company used estimations and present value calculations to prepare this disclosure.

      Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

      Fair values have been estimated using data which management considered the best available, and estimation methodologies deemed suitable for the pertinent category of financial instrument. The estimation methodologies and resulting fair values, and recorded carrying amounts at June 30, 1995 and 1994, were as follows:

          Cash and cash equivalents are by definition short-term and do not present any unanticipated credit issues. Therefore, the carrying amount is a reasonable estimate of fair value. The estimated fair values of securities are provided in Note 3 to the financial statements. These are based on quoted market prices, when available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

          The fair value of the net loan portfolio has been estimated using present value cash flow discounted at an interest rate adjusted for servicing costs and giving consideration to estimated prepayment risk and credit loss factors.

                                                       1995                               1994
                                          -------------------------------    -------------------------------
                                          Estimated Fair       Carrying      Estimated Fair      Carrying
                                              Value             Amount          Value             Amount
                                              -----             ------          -----             ------
          1 - 4 family mortgages           $247,984,000      $247,238,858      $259,692,000     $261,813,285
          Consumer                           23,226,000        23,482,167        20,214,000       20,459,516
          Non-Residential                    33,969,000        34,215,208        33,906,000       35,474,045
                                           ------------      ------------      ------------     ------------

                                           $305,179,000      $304,936,233      $313,812,000     $317,746,846
                                           ============      ============      ============     ============

             _____________________________________________________


20.   FAIR VALUES OF FINANCIAL INSTRUMENTS, continued

          Fair value of deposit liabilities with no stated maturities has been estimated to equal the carrying amount (the amount payable on demand), totaling $160,775,378 and $199,559,758 in 1995 and 1994, respectively. Under Statement 107, the fair value of deposits with no stated maturity is equal to the amount payable on demand. Therefore, the fair value estimates for these products do not reflect the benefits that the Bank receives from the low-cost, long-term funding they provide. These benefits are significant. There is no material difference between the carrying amount of deposit liabilities with stated maturities and their estimated fair value since the majority of the liabilities mature within one year.

          The fair value of certificates of deposits and advances from the Federal Home Loan Bank is estimated by discounting the future cash flows using the current rates offered for similar deposits and advances with the same remaining maturities. The carrying value and estimated fair values of certificates of deposit and Federal Home Loan Bank advances at June 30, 1995 and 1994 are as follows:

                                                                             1995             1994
                                                                             ----             ----
            Certificates of deposits:
                 Carrying amount                                         $288,542,599     $251,258,850
                 Estimated fair value                                    $290,144,000     $252,205,000

            Advances from Federal Home Loan Bank:
                 Carrying amount                                         $ 18,121,921     $  9,587,083
                 Estimated fair value                                    $ 17,852,000     $  8,992,000

      In 1994, there was no material difference between the carrying amount and estimated fair value of the obligation to the Employee Stock Ownership Plan because it bore interest at a variable rate equivalent to a current market rate.

      There is no material difference between the carrying amount and estimated fair value of off-balance sheet items totaling $3,415,944 in 1995 and $6,880,212 in 1994, which are primarily comprised of unfunded loan commitments which are generally priced at market at the time of funding.

      The Company's remaining assets and liabilities are not considered financial instruments.


21.   FINANCIAL INSTITUTIONS REFORM, RECOVERY, AND ENFORCEMENT ACT

      The Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA), which was signed into law in 1989, imposed stringent capital requirements upon savings institutions. In addition, FIRREA included provisions for changes in the federal regulatory structure for savings institutions including a new deposit insurance system, increased deposit premiums and restricted investment activities with respect to noninvestment grade corporate debt and certain other investments. FIRREA also increased the required ratio of housing-related assets in order to qualify as a qualified thrift lender under federal regulations.

             _____________________________________________________


21.   FINANCIAL INSTITUTIONS REFORM, RECOVERY, AND ENFORCEMENT ACT, continued

      The Bank must satisfy three capital standards, as set by the Office of Thrift Supervision ("the OTS"). These standards include a ratio of core capital to adjusted total assets of 3.0%, a tangible capital standard expressed as 1.5% of total adjusted assets, and a combination of core and "supplementary" capital equal to 8.0% of risk-weighted assets. The OTS recently finalized regulations that add an interest rate risk component to capital requirements under certain circumstances. The Bank does not expect that this regulation will require it to reduce its capital materially for purposes of determining compliance with its risk-based capital requirement. In addition, the OTS has recently adopted regulations that impose certain restrictions on savings associations that have a total risk-based capital ratio that is less than 8.0%, a ratio of Tier 1 capital (or core capital) to risk-weighted assets of less than 4.0%, or a ratio of Tier 1 capital to adjusted total assets of less than 4.0% (or 3.0% if the institution receives the highest rating under the OTS examination rating system).

      The following is a reconciliation of the Bank's net worth at June 30, 1995, under generally accepted accounting principles (GAAP) to regulatory capital requirements:


                                                        Regulatory - Unaudited (Rounded)
                                         --------------------------------------------------------
                                          Tangible             Tier 1/Core            Risk-based
                                          capital                capital                capital
                                          -------                -------                -------
      GAAP Capital                      $52,378,000  9.93%    $52,378,000  9.92%     $52,378,000  24.16%

      Add:
          General valuation
             allowances                      -                    -                    2,247,000   1.03

      Deduct:
          Goodwill                          780,000  (.15)        333,000  (.06)         333,000   (.15)
          Unrealized gains on
             available-for-sale
             securities                      84,000  (.01)         84,000  (.01)          84,000   (.04)
                                        -----------  ----     -----------  ----      -----------  -----

      Regulatory capital -
          computed                       51,514,000  9.77      51,961,000  9.85       54,208,000  25.00
      Minimum capital
          requirements                    7,909,000  1.50      15,832,000  3.00       17,345,000   8.00
                                        -----------  ----     -----------  ----      -----------  -----

      Regulatory capital -
          excess                        $43,605,000  8.27%    $36,129,000  6.85%     $36,863,000  17.00%
                                        ===========  ====     ===========  ====      ===========  =====

                                  SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  HERITAGE FEDERAL BANCSHARES, INC.


September 21, 1995                By: /s/ William E. Kreis
                                      ----------------------------------------
                                      William E. Kreis
                                      President and Chief Executive Officer
                                      (Duly Authorized Representative)


         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


/s/ William E. Kreis                                        September 21, 1995
---------------------------------------------------
William E. Kreis
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ William F. Richmond                                     September 21, 1995
---------------------------------------------------
William F. Richmond
Senior Vice President, Chief Financial
Officer and Treasurer
(Principal Financial and Accounting Officer)

/s/ Sam H. Anderson                                         September 21, 1995
---------------------------------------------------
Sam H. Anderson
Chairman of the Board
(Director)

/s/ John C. Bracy                                           September 21, 1995
---------------------------------------------------
John C. Bracy
(Director)

/s/ Clyde W. Craven                                         September 21, 1995
---------------------------------------------------
Clyde W. Craven
(Director)

/s/ Robert C. Fox                                           September 21, 1995
---------------------------------------------------
Robert C. Fox
(Director)

/s/ Thomas E. LaGuardia, Jr.                                September 21, 1995
---------------------------------------------------
Thomas E. LaGuardia, Jr.
(Director)

/s/ Richard A. Manahan                                      September 21, 1995
---------------------------------------------------
Richard A. Manahan
(Director)

/s/ C. Mack Patton                                          September 21, 1995
---------------------------------------------------
C. Mack Patton
(Director)